Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 and related prospectus of Hedgepath Pharmaceuticals, Inc. dated April x, 2019 and to the inclusion therein of our report, dated March 7, 2019, with respect to the financial statements of HedgePath Pharmaceuticals, Inc. included in its Form 10-K filed March 7, 2019 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

April 26, 2019